EXHIBIT 99.2

         CONSENT TO BE NAMED A DIRECTOR OF INNOVACOM, INC.



     The undersigned hereby consents to be named in the Registration Statement on Form SB-2 to be filed by InnovaCom, Inc. (the "Company") with the Securities and Exchange Commission, as a director of the Company to be effective May 1, 1998.




                                       /S/ PETER J. SPRAGUE
                                        Peter J. Sprague